Exhibit 99.1

USA Rare Earth Reports Fourth Quarter and Full-Year 2025 Financial Results

STILLWATER, Okla. - March 30, 2026 – USA Rare Earth, Inc. (Nasdaq: USAR) (the Company), an emerging global leader in rare earths, today announced its financial and operational results for the fourth quarter and year ended December 31, 2025.

Executive Commentary

“2025 was the year that USA Rare Earth set the foundation to execute our integrated rare earth growth strategy,” said Barbara Humpton, CEO of USA Rare Earth. “We acquired the unique and internationally well-known metal and alloy making asset Less Common Metals, and we accelerated our progress toward mining development and magnet manufacturing. We are now rapidly developing a leading, globally integrated rare earth value chain that spans mining, processing, metal-making and magnet manufacturing, for the benefit of the U.S. and our allies. We are also attracting the high-caliber talent required to execute successfully on our vision.”

Ms. Humpton continued, “With the definitive documentation for our $1.6 billion Department of Commerce funding expected to be completed in April 2026, the Company will be exceptionally well capitalized to accelerate the execution of our business plan and advance our mission to be a global champion in rare earths. Through disciplined operational focus and strategic capital deployment, we are establishing a platform to deliver the critical minerals and advanced materials essential for technological innovation and national security. As we build the partner of choice for advanced manufacturers, we will prioritize capacity expansion and the scaling of production to reshore the supply of high-quality rare earth elements, oxides, metals, and magnets. By targeting high-impact growth opportunities, we believe we will be well-positioned to deliver sustained, long-term value for our shareholders.”

Fourth Quarter Highlights

Financial Highlights
•Consistent with our January 2026 pre-announcement:
◦The Company ended 2025 with $359.9 million in cash and cash equivalents and no significant debt.
◦FY 2025operating expenses were $59.7 million, operating loss was $59.5 million and capital expenditures were $37.4 million.
•The Company’s cash balance as of the date of this release was approximately $1.75 billion, which includes $1.5 billion in gross proceeds from the common stock PIPE (private investment in public equity) that closed on January 29, 2026.

Business Highlights
•Closed the acquisition of Less Common Metals Ltd. (LCM) in November 2025, adding a highly strategic asset to the Company’s global mine to magnet value chain.
◦The LCM acquisition bolstered the Company’s near-term revenue through the sale of products to third parties, and brought internal metal making capabilities to support the Company’s magnet manufacturing capabilities.
◦A proven ex-China producer of both light and heavy rare earth and critical mineral metals and alloys at scale, LCM is a crucial piece of the Company’s strategy as it builds a global leader in rare earths.
•Completed design and initial construction of the Company’s hydrometallurgical demonstration facility in Colorado, which is expected to begin operating solvent-extraction circuits in 2026 to support commercial plant design and advance the Round Top project.
•Optimized flow sheet for the Round Top project in Sierra Blanca, TX to focus on high-value heavy rare earths and critical minerals. Validated processes through bench- and pilot-scale testing, supporting completion of the Accelerated Mining Plan in 2H 2026. Now targeting commissioning of commercial production at Round Top in late 2028, two years earlier than previously anticipated.
•Established a strategic relationship with Solvay SA, a multinational chemical company, to supply rare earth metals to Permag LLC, a leader in high-precision magnets and magnetic assemblies.
•Signed an agreement to supply high-quality rare earth metals and alloys from LCM to Solvay and Arnold Magnetic Technologies Corp., a subsidiary of Compass Diversified, for production of advanced permanent magnets.

Recent Developments

Subsequent to year-end, the Company announced the following achievements and milestones:

•Proposed U.S. Government collaboration: In January 2026, the Company announced a proposed collaboration with the U.S. Government to accelerate domestic rare earth capabilities, and build what we believe should represent the largest domestic heavy rare earth, critical mineral, metal and magnet platform in the United States by 2030. The proposed collaboration, outlined in a Letter of Intent (LOI) and subject to milestone achievements and definitive documentation which we anticipate executing in April 2026, would provide access to $1.6 billion in funding under the Department of Commerce’s CHIPS Program. This capital is expected to accelerate and derisk the Company’s growth objectives, and support a business that should scale to the 2030 commercial targets outlined in the January 2026 LOI announcement.

•Closed a $1.5 billion common stock private capital raise in January 2026: In conjunction with the U.S. Government LOI, the Company raised $1.5 billion through a common stock PIPE, which closed in January 2026. This capital raise met one of the milestones outlined in the LOI, and will accelerate the build out of Company’s mine to magnet value chain.

•Commissioned Phase 1A at our Stillwater magnet manufacturing facility: In March 2026, the Company announced the commissioning of Phase 1a at its Stillwater magnet manufacturing facility. This should enable the Company to begin fulfilling customer orders for sintered neodymium-iron-boron (NdFeB) permanent magnets in the second quarter of 2026. Phase 1a is expected to ramp to a run rate capacity of 600 metric tons per year (MTPA) by the end of Q4 2026. Phase 1b is expected to bring capacity at the Stillwater Facility to a total of 1,200 MTPA in Q1 2027.

•Expanded magnet pipeline across a diverse customer base: Our magnet pipeline continues to mature across a diverse global customer base, with significant progress made in the defense, industrial, mobility, healthcare, and energy sectors. This commercial momentum is further evidenced by a series of successful onsite vendor qualification visits from leaders in the semiconductor, industrial motor, heavy equipment, and aerospace sectors. These engagements have successfully transitioned into the execution phase, supported by a growing backlog of both prototype and production purchase orders.

•Commenced expansion of metal & alloy capacity to meet growing demand: In response to accelerating demand from our internal magnet manufacturing capabilities and a widening third-party customer base, the Company expects to expand metal making and alloy capacity at LCM’s Cheshire, UK location to 3,000 MTPA by the end of 2026. LCM has seen a significant increase in its pipeline for samarium-cobalt (SmCo), NdFeB and specialty alloys, fueled by third-party magnet manufacturers largely serving the aerospace, semiconductor, mobility, and consumer electronics sectors. Additionally, the Company is seeing heightened demand for specialized light rare earth, heavy rare earth and critical mineral metals, highlighting the broad product capabilities at LCM.

•Announced selection of Fluor Corporation and WSP Global Inc. to advance our Accelerated Mining Plan: Fluor and WSP Global were selected as engineering, procurement, and construction management (EPCM) partners for the build-out and commercialization of the Round Top deposit. The combination of Fluor and WSP brings significant expertise across deposit geology, mine design and planning, and processing design, engineering, and construction. Fluor and WSP will also lead the authoring of the Round Top Preliminary Feasibility Study (PFS) that is expected to be published by the end of Q3 2026, and the Definitive Feasibility Study (DFS) that is expected to be published in Q1 2027.

•Announced plans to build a 3,750 MTPA plant through LCM Europe to produce metal and alloy in Lacq, France, co-located with Carester SAS’s Caremag oxide and recycling facility. Together, this platform is intended to establish a comprehensive supply chain for rare earth processing, metal and alloy production in Europe, and enhance the Company’s globally integrated rare earth value chain, from mine to magnet.

•Agreed to acquire Texas Mineral Resources Corporation: In March 2026, the Company announced a definitive agreement to acquire Texas Mineral Resources Corp. (TMRC). The transaction will establish the Company as the sole operator and 100% economic beneficiary of the Round Top project upon closing, subject to customary conditions. This strategic transaction will streamline the Round Top project ownership structure and is expected to streamline the Company’s operations as its implements its Accelerated Mining Plan.

•Signed mutual sales and distribution agreement with Arnold Magnetic Technologies Corp., a subsidiary of Compass Diversified. Under this non-exclusive partnership, the Company will offer Arnold’s finished permanent magnets produced from samarium-cobalt (SmCo) and NdFeB, and Arnold will offer the Company’s processed and refined NdFeB feedstock and finished magnets. The agreement strengthens the domestic supply chain for mission-critical applications by expanding availability of U.S.-manufactured rare earth magnets.

•Expanded the corporate leadership team: In March 2026, the Company appointed Valerie Ford Jacob as Chief Legal Officer, Gregory Bowman as Chief Global Policy Officer and Head of External Relations, and J.B. Lowe as Vice President, Head of Investor Relations. These executives are expected to deepen engagement with policymakers, investors, and other stakeholders.

•Added expertise to the Board: In March 2026, the Company announced the addition of GlobalFoundries Executive Chairman Dr. Thomas Caulfield to its Board of Directors. Dr. Caulfield brings decades of experience across leadership and global operations at leading technology companies, and has relevant expertise in scaling complex, industrial platforms and strategic capacity at the intersection of technology, manufacturing and national priorities.

2026 Outlook

As it builds a global leader in rare earths, in 2026 the Company expects to:

•Sign the Definitive Funding Agreement and Definitive Funding Award with the U.S. Government in April 2026. Subject to the achievement of milestones, these agreements would provide access to $1.6 billion in funding under the Department of Commerce’s CHIPS Program. This capital is expected to accelerate and derisk the Company’s growth objectives, and support a business that by 2030 we believe should represent the largest domestic heavy rare earth, critical mineral, metal and magnet platform in the United States.

•Commission the hydrometallurgical demonstration facility in Colorado in Q2 2026. This demonstration facility is expected to run three separate continuous demonstrations, including the Round Top flowsheet, third-party MREC (mixed rare earth carbonate) separation, and swarf recycling. These three demonstrations are expected to be complete by the end of 2026, providing oxide product for qualification by potential customers. Further, this demonstration scale data should serve as the basis for commercial engineering of the Round Top project, the third party MREC separation facility, and the swarf recycling facility.

•Complete the Round Top Preliminary Feasibility Study by the end of Q3 2026. This PFS is expected to validate the Round Top Flowsheet, will provide the basis for initial engineering at Round Top including site layout and civil work, and provide indications of project economics.

•Initiate Round Top Definitive Feasibility Study (DFS) in Q4 2026. This DFS is expected to be published in Q1 2027, and will provide the balance of commercial engineering and design and definitive project economics.

•Reach 600 MTPA of run-rate magnet manufacturing capacity at the Stillwater Facility in Q4 2026. This manufacturing capacity build out is expected to support the Company’s growing pipeline of magnet customers across the aerospace, defense, semiconductor, industrial motor, heavy equipment, mobility, healthcare, and energy sectors.

•Reach 3,000 MTPA of run-rate metal making and alloy capacity at LCM in Q4 2026. This capacity build out is expected to support the Company’s internal metal and alloy needs for magnet manufacturing, as well as a growing pipeline of third-party rare earth and critical mineral metal and alloy demand.

Upcoming Events
•Q1 2026 earnings call: As the Company recently held an investor call following the concurrent announcement of the LOI with the Department of Commerce and PIPE in January 2026, it will not hold an earnings call to discuss its Q4 2025 financial results. The Company will host its next earnings call following the announcement of its Q1 2026 earnings results, to be held in the second quarter.

•Investor day in or before Q3 2026: The Company intends to host an Investor Day in or before Q3 2026 to give a more comprehensive overview of its strategic vision, and an update on its long-term operational and financial outlook. Event details will be forthcoming.

Financial Highlights

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(In thousands, except for per share amounts)
Loss from operations	$(26,120)	$(5,917)	$(59,503)	$(15,585)
Net loss attributable to USA Rare Earth, Inc.	(50,205)	(6,797)	(297,559)	(15,735)
Net loss per share attributable to USA Rare Earth, Inc. - Diluted	(0.40)	(0.16)	(3.31)	(0.40)
Net cash used in operating activities	(27,898)	(3,504)	(48,985)	(12,991)

Cash			359,925	16,761

Non-GAAP Financial Highlights (1)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(In thousands, except for per share amounts)
Adjusted net loss attributable to USA Rare Earth, Inc.	$(26,399)	$(8,943)	$(80,025)	$(23,526)
Adjusted net loss per share attributable to USA Rare Earth, Inc. - Diluted	(0.19)	(0.15)	(0.82)	(0.40)

(1)Refer to the sections “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” for definitions of our non-GAAP financial measures and reconciliations of GAAP to non-GAAP amounts, respectively.

Forward-looking Statements
Certain matters discussed in this press release are or contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements, which involve risks and uncertainties, include, but are not limited to, statements relating to the proposed U.S. government collaboration and the expected timing of executing definitive documents relating thereto, the capacity and timing of the production of magnets at the Stillwater magnet manufacturing facility, commissioning the Company’s hydrometallurgical demonstration facility in Colorado, the Company’s magnet sales pipeline and obtaining magnet purchase orders, the amount and timing of the expansion of strip cast capacity at LCM’s Cheshire, UK location, the timing of publishing the PFS and DFS for Round Top, the timing of commercial production at Round Top, the construction of a plant to produce metal and alloy in Lacq, France, completion of the TMRC acquisition, and other statements regarding the Company’s expectations for future development, operations, strategies, transactions and financial performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “mission,” “plan”, “possible”, “potential”, “predict”, “project”, “propose,” “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks and uncertainties include, but are not limited to, the following:

•The Company’s Stillwater magnet manufacturing facility is under development and is not yet completed, it has not commenced producing and selling sintered neodymium-iron-boron permanent magnets (“neo magnets”), and the Company has no history in commercial operations and the lack of commercial operations limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans.
•The Round Top project is at the exploration stage and the Company has not commenced construction or commission of the mine nor related facilities, and the development of the Round Top project into a producing mine is subject to a variety of risks, any number of which may cause the development of the Round Top project into a producing mine to not occur, be delayed, or not result in the commercial extraction of minerals.
•The Company may experience time delays, unforeseen expenses, increased capital costs, and other complications while developing its projects, and these could delay the start of revenue-generating activities and increase development costs.
•Until the Company’s Round Top project is capable of satisfying its feedstock needs, if ever, the Company’s business is subject to the availability of rare earth oxide and metal feedstock, in quantities and prices that allow it to develop and commercially operate its Stillwater facility.
•The production of neo magnets is a capital-intensive business that requires the commitment of substantial resources; if the Company does not have sufficient capital or other resources necessary to provide for such production, it could negatively impact the Company’s business.
•The Company will need to produce its products to exacting specifications in order to provide future customers with a consistently high-quality product. An inability to meet individual customer specifications would negatively impact the Company’s business.
•The Company may be adversely affected by fluctuations in demand for, and prices of, neo magnets, magnet materials, and necessary feedstock.
•Since its inception, the Company has generated negative operating cash flows and it may experience negative cash flow from operations in the future.
•The Company may not be able to generate positive cashflow from its expected future business operations, and it may not achieve profitability.

•The Company may not be able to convert current commercial discussions and/or memorandums of understanding with customers for the sale of its neo magnets and other products into definitive contracts, which may have a negative effect on its business.
•The success of the Company business will depend, in part, on the growth of existing and emerging uses for neo magnets.
•An increase in the global supply of neo magnets or, dumping, predatory pricing and other tactics by the Company’s competitors or state actors may adversely affect its profitability.
•The Company operates in a highly competitive industry in a high demand and growth environment and additional manufacturing, refining and mining competitors could result in a reduction in revenue.
•Changes in China’s or the United States’ political environment and policies, including changes in export/import policy may adversely affect the Company’s business.
•The amount of capital required for completion and build-out of the Company’s projects may increase materially from its current estimates, and any inability to access the capital or financial markets may limit its ability to fund ongoing operations, execute its business plan or pursue investments that it may rely on for future growth.
•Increasing costs, including rising electricity and other utility costs, or limited access to raw materials may adversely affect its profitability.
•Diminished access to water may adversely affect its operations.
•The Company is subject to certain agreements with government entities that have provided it with certain incentives and favorable financing and contain conditions and obligations, including local investment, job creation, and repayment terms, that, if not complied with, could negatively impact the Company’s business or require it to repay that financing or lose access to those incentives.
•The Company is dependent upon information technology systems, which are subject to cyber threats, disruption, damage and failure. Any unauthorized access to, disclosure, or theft of personal information it gathers, stores, or uses could harm its reputation and subject it to claims or litigation. Further, a failure of the Company’s information technology and data security infrastructure could adversely affect its business and operations.
•The Company depends on key personnel for the success of its business. If the Company fails to retain its key personnel or if it fails to attract additional qualified personnel, it may not be able to achieve its desired level of growth and its business could suffer.
•Work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers could significantly disrupt the Company’s operations and reduce its revenues.
•The Company’s success depends on developing and maintaining relationships with local communities and stakeholders.
•The Company is or may be subject to risks associated with acquisitions, strategic transactions and expansions.
•The Company may fail to realize all of the anticipated benefits of the LCM acquisition, including the anticipated acceleration of the Company’s mine-to-magnet strategy, on the anticipated timeline or at all.
•The proposed TMRC transaction may not be completed on the anticipated timeline or at all, and failure to complete the transaction could adversely affect the Company’s business, financial condition, and results of operations.
•If the Company infringes, or is accused of infringing, the intellectual property rights of third parties, it may increase the Company’s costs or prevent it from being able to commercialize new products.
•The Company may not be able to adequately protect its intellectual property rights. If the Company fails to adequately enforce or defend its intellectual property rights, its business may be harmed.
•The Company’s operations are subject, or may become subject, to environmental, health and safety regulations, which could impose additional costs and compliance requirements or could limit or prevent its ability to continue its current operations or to undertake new operations, and the Company may face claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws.
•The Company will be required to obtain and maintain governmental permits and approvals to develop and operate the projects, a process which is often costly and time-consuming. Failure to obtain or retain any necessary permits or approvals for the Company’s planned operations may negatively impact its business.
•Tariffs by the U.S., counter-tariffs by other countries and future changes in tariff policies could adversely affect the Company’s results of operations.
•The Company is exposed to possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims.
•If the Company take federal monies, it could become subject to federal regulations. This could delay timing and increase costs.
•The expected U.S. Government transaction is currently contemplated pursuant to a non-binding letter of intent and remains subject to the negotiation and execution of definitive documentation, satisfaction of conditions precedent, and final government approvals, and there can be no assurance that such documentation will be executed or that the collaboration will be consummated on the anticipated terms or at all.
•The expected U.S. Government transaction is expected to be funded in phases over time and is subject the Company achieving milestones, and there can be no assurance that such milestones will be achieved on the expected timeline or at all.
•The issuance of additional shares of the Company’s common stock or equity-linked securities, as a result of currently contemplated transactions or potential future transactions, could result in significant dilution to existing stockholders and adversely affect the market price of the Company’s common stock.

Detailed information regarding factors that may cause actual results to differ materially has been and will be included in the Company’s periodic filings with the SEC, including the Company’s Annual Report on Form 10-K most recently filed with the SEC and any subsequent Quarterly Reports on Form 10-Q filed with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements speak only as of their date, and the Company undertakes no obligation to update any forward-looking statements as a result of new information or future events or developments.

About Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including adjusted net loss attributable to USA Rare Earth, Inc., and adjusted net loss per share attributable to USA Rare Earth, Inc. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company believes these non-GAAP measures of financial results provide useful supplemental information to management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations, and as a supplemental tool for investors to use in evaluating its ongoing operating results and trends and in comparing its financial measures with other companies that present similar non-GAAP financial measures. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business. Current and prospective investors should review the Company’s audited annual and unaudited interim financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate our business.

•Adjusted net loss attributable to USA Rare Earth, Inc. is a non-GAAP financial measure that the Company defines as net loss attributable to USA Rare Earth, Inc. adjusted for declared and deemed dividends, interest accretion, and loss on fair market value of financial instruments, net.
•Adjusted net loss per share attributable to USA Rare Earth, Inc. - Diluted is a non-GAAP financial measure that the Company defines as Adjusted net loss attributable to USA Rare Earth, Inc. divided by weighted average diluted shares outstanding.

Disclosure Information

USA Rare Earth uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor USA Rare Earth’s investor relations website in addition to following USA Rare Earth’s press releases, SEC filings, and public conference calls and webcasts.

About USA Rare Earth

USA Rare Earth, Inc. (Nasdaq: USAR) is building a fully integrated rare earth and permanent magnet supply chain across the United States, United Kingdom, and Europe. Through its ownership of Less Common Metals Ltd. (LCM) and development of magnet manufacturing capacity in Stillwater, Oklahoma, The Company is building a value chain—from heavy rare earth processing to metal-making, alloy production, and neodymium magnet manufacturing. It is on a mission to combine domestic feedstock from the Round Top Deposit with advanced processing technologies, recycling capabilities, and an expanding European footprint. The Company is establishing a secure, sustainable, Western-aligned supply of materials essential to defense, electrification, robotics, energy, and advanced manufacturing.
Investor Relations Contact
J.B. Lowe, CFA
VP, Head of Investor Relations
ir@USARE.com

Media Relations Contact
Teneo
USARareEarth@teneo.com

USA Rare Earth, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	Year ended December 31,
	2025	2024
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$359,925	$16,761
Accounts receivable	3,764	—
Inventories	18,535	—
Deferred offering costs	—	5,134
Prepaid expenses and other current assets	3,151	378
Total current assets	385,375	22,273
Property, plant and equipment, net	86,449	26,529
Mineral interests	17,339	17,125
Goodwill	134,848	—
Other intangible assets, net	68,612	—
Equipment deposits	1,879	3,060
Operating lease right-of-use assets	321	30
Other non-current assets	176	52
Total assets	$694,999	$69,069

LIABILITIES, MEZZANINE AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities
Accounts payable	$11,069	$1,823
Accrued liabilities	14,073	3,071
Contract liabilities	10,500	—
Derivative liability	—	1,164
Notes payable	1,849	831
Finance and operating leases, current	420	23
Other	—	13
Total current liabilities	37,911	6,925
Deferred grants	8,200	8,200
Finance and operating leases, non-current	777	—
Warrant and earnout liabilities	128,205	—
Deferred tax liability	16,715	—
Total liabilities	191,808	15,125
Mezzanine equity	8,905	19,923
Stockholders' equity	494,286	34,021
Total liabilities, mezzanine equity, and stockholders' equity	$694,999	$69,069

USA Rare Earth, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(In thousands, except per share amounts)
Revenue	$1,643	$—	$1,643	$—
Cost of product revenue	1,448	—	1,448	—
Gross profit	195	—	195	—
Gross margin	11.9%	—%	11.9%	—%

Operating expenses:
Selling, general and administrative	18,469	4,514	43,135	9,244
Research and development	7,168	1,403	15,885	6,341
Amortization of intangible assets	678	—	678	—
Total operating expenses	26,315	5,917	59,698	15,585
Loss from operations	(26,120)	(5,917)	(59,503)	(15,585)
Total other expense, net	(24,539)	(976)	(239,181)	(807)
Loss before taxes	(50,659)	(6,893)	(298,684)	(16,392)
Benefit from taxes	(160)	—	(160)	—
Net loss	(50,499)	(6,893)	(298,524)	(16,392)
Net loss attributable to non-controlling interest	(294)	(96)	(965)	(657)
Net loss attributable to USA Rare Earth, Inc.	$(50,205)	$(6,797)	$(297,559)	$(15,735)

USA Rare Earth, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(In thousands)
Cash flows from operating activities:
Net loss	$(50,499)	$(6,893)	$(298,524)	$(16,392)
Non-cash adjustments	33,824	2,889	257,878	3,261
Changes in assets and liabilities	(11,223)	500	(8,339)	140
Net cash used in operating activities	$(27,898)	$(3,504)	$(48,985)	$(12,991)

Cash flows from investing activities:
IORM acquisition, net of cash received	$(102,207)	$—	$(102,207)	$—
Capital expenditures and equipment deposits	(23,961)	(851)	(37,359)	(3,107)
Other	—	35	—	(178)
Net cash used in investing activities	$(126,168)	$(816)	$(139,566)	$(3,285)

Cash flows from financing activities:
Issuance costs	$—	$(1,907)	$(8,281)	$(5,662)
Proceeds from issuance of common stock and warrants under PIPE financing, net	—	—	190,077	—
Proceeds from exercise of warrants	256,314	—	303,845	—
Finance leases	68	—	357	—
Other	—	—	45,717	25,500
Net cash provided by financing activities	$256,382	$(1,907)	$531,715	$19,838

Net change in cash and cash equivalents	$102,316	$(6,227)	$343,164	$3,562
Cash and cash equivalents, beginning of year	257,609	22,988	16,761	13,199
Cash and cash equivalents, end of year	$359,925	$16,761	$359,925	$16,761

USA Rare Earth, Inc.
Reconciliation of Non-GAAP Financial Measures(1)
(Unaudited)

This press release includes certain non-GAAP financial information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(In thousands, except for per share amounts)
Net loss attributable to USA Rare Earth, Inc.	$(50,205)	$(6,797)	$(297,559)	$(15,735)
Declared and deemed dividends, and interest accretion	(3,894)	(2,890)	(26,954)	(8,170)
Loss on fair market value of financial instruments, net	27,700	744	244,488	379
Adjusted net loss attributable to USA Rare Earth, Inc.(2)	$(26,399)	$(8,943)	$(80,025)	$(23,526)

Adjusted net loss per share attributable to USA Rare Earth, Inc. - Diluted (2)	$(0.19)	$(0.15)	$(0.82)	$(0.40)

(1)Amounts may not total due to rounding.
(2)Refer to the section “About Non-GAAP Financial Measures” for an explanation of our use of non-GAAP financial measures and the definitions of such measures.